Exhibit B

28 March 2017

Pravin Gordhan
Minister of Finance of the Republic of South Africa
National Treasury
Private Bag X115
Pretoria 0001
South Africa

Republic of South Africa Registration Statement under Schedule B

Ladies and Gentlemen:

We have acted as special United States tax counsel for the Republic of South Africa in connection with the preparation of the registration statement under Schedule B (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof, of which the prospectus (the “Prospectus”) forms a part. The Registration Statement and Prospectus relate to the registration under the Securities Act of debt securities of the Republic of South Africa up to an aggregate initial offering price of U.S. $10,000,000,000 (the “Securities”).

As United States tax counsel, we have advised the Republic of South Africa with respect to certain general United States tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading “United States Taxation” (the “Discussion”) in the Prospectus. We hereby confirm that the statements set forth in the Discussion represent our opinions as to the matters of law covered by them, subject to the qualifications stated therein.

We also hereby consent to the use of our name and the making of the statements with respect to us which are set forth under the caption “Validity of the Securities” in the Prospectus included in this Registration Statement filed by the Republic of South Africa with the Commission. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ White & Case LLP

A limited liability partnership registered in England & Wales under number OC324340. Authorised and regulated by the Solicitors Regulatory Authority. The term partner is used to refer to a member of this partnership, a list of whom is available at the registered office address above.